UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 14, 2005, Key Technology, Inc. (the “Company”) entered into an Amended and Restated Loan Agreement with Banner Bank (“the Lender”). The Amendment and Restatement is an amendment and restatement to the prior Credit Agreement between the Company and Banner Bank which, among other things, (i) incorporates all prior amendments made to the Credit Agreement, (ii) extends the term of the agreement of the Lender to make revolving loans to the Company in the maximum principal amount of Ten Million Dollars ($10,000,000) until April 10, 2006, (iii) adds an option to allow the Company to elect to have the revolving loans accrue interest based on a spread over the London Interbank Offered Rate, and (iv) relaxes certain financial and other covenants. A copy of the Amended and Restated Loan Agreement and the Amended and Restated Revolving Note are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

	10.1	Amended and Restated Loan Agreement dated June 6, 2005

	10.2	Amended and Restated Revolving Note dated June 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ KIRK W. MORTON
Kirk W. Morton
President and Chief Executive Officer

Dated: June 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Loan Agreement dated June 6, 2005
10.2	Amended and Restated Revolving Note dated June 6, 2005